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                                                                    EXHIBIT 99.1


               [LOGO OF U.S. TRUST COMPANY, NATIONAL ASSOCIATION]


                             NOTICE TO PARTICIPANTS
                                     IN THE
                              FORSEON CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN


Dear ESOP Participant:

       The enclosed Proxy Statement/Prospectus has been prepared in connection with the solicitation of proxies for a Special Meeting of Shareholders of Forseon Corporation ("Forseon") to be held on June 28, 1999 to consider the merger of Forseon with a subsidiary of Towne Services, Inc. in a transaction described in the Proxy Statement/Prospectus ("Merger"). If the Merger is completed, the shares of Forseon Corporation common stock ("Forseon Stock") held by the trustee ("Trustee") of the Forseon Corporation Employee Stock Ownership Plan ("ESOP") will be converted into shares of Towne Services, Inc. common stock based upon a conversion ratio described in the Proxy Statement/Prospectus. The ESOP Committee has appointed U.S. Trust Company, National Association ("U.S. Trust") to act as special investment manager of the ESOP with respect to this transaction.

       As a Plan Participant in the ESOP, you have been provided with a voting instruction card so that you may provide voting instructions to the Trustee with respect to shares allocated to your account. Only the Trustee can vote the shares of Forseon Stock held by the ESOP. However, under the terms of the Plan, you are entitled to instruct the Trustee how to vote shares allocated to your account, based on the number of shares in your Plan account at June 10, 1999.

VOTING INSTRUCTIONS

       You may instruct the Trustee to vote for or against the Merger or to abstain from voting on the Merger. If you instruct the Trustee how to vote, you will be acting as a "named fiduciary" under the terms of the ESOP and the Employee Retirement Income Security Act of 1974, as amended ("ERISA")(1), with respect to the voting of your shares. The Trustee will be required to follow your instructions unless U.S. Trust advises the Trustee that to do so would be contrary to the provisions of the ESOP or ERISA. Unallocated shares, if any, held by the ESOP and allocated shares with respect to which timely instructions are not received (including shares for which a voting instruction card is returned without any boxes being checked) will be voted by the Trustee with respect to the Merger as directed by U.S. Trust, in its independent discretion.



------------
(1) ERISA is the Federal law that governs the operation of employee benefit plans, such as the ESOP.
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        You should note that the voting procedures for ESOP participants differ from those for other shareholders. You must follow the procedures described in this letter, and those noted in the Proxy Statement/Prospectus as specifically applicable to ESOP participants. In addition, if you own Forseon Stock directly as a shareholder, you will receive more than one set of proxy materials. To ensure that all of your shares (held in the ESOP and owned by you directly) are voted, you should complete, sign and return both the proxy card and voting instruction card in their respective envelopes.

THE MERGER TRANSACTION

       The proposed Merger is described in the Proxy Statement/Prospectus. You should read that document carefully before completing the voting instruction card. In particular, you should note the portions of the Proxy Statement/Prospectus that discuss the following issues: (1) following the Merger, the ESOP will hold only shares of Towne Services, Inc., (2) there are no immediate plans to terminate the ESOP, and (3) participants in the ESOP both before and after the Merger will be entitled to receive distributions from the ESOP only upon termination of employment, death or disability (see "Comparison of Capital Stock-ESOP Matters"). In addition, 10% of the shares of Towne Services, Inc. to be received in the Merger will be placed in an escrow as security for payment in the event of certain liabilities (see "Other Related Matters-Escrow Agreement").

VOTING DEADLINE

       Because of the time required to tabulate voting instructions from participants before the Special Meeting of Shareholders, U.S. Trust, as supervisor of the pass-through voting procedure, must establish a cut-off date for receiving your instruction cards. The cut-off date is 5:00 P.M. EASTERN TIME ON JUNE 25, 1999. U.S. Trust cannot ensure that instruction cards received after the cut-off date will be tabulated. Therefore, it is important that you act promptly and return your instruction card to U.S. TRUST BEFORE 5:00 P.M. EASTERN TIME ON JUNE 25, 1999, in the envelope provided for your convenience. In the alternative, you may deliver your ESOP instruction card (but no other proxy cards) by facsimile to (212) 645-8046 or by overnight mail or Federal Express to Mr. Allen Philip Associates, Inc. 134 West 26th Street, Fifth Floor, New York, NY 10001. If your voting instructions are not timely received, the Trustee will vote your shares in the discretion of U.S. Trust.

CONFIDENTIALITY

       YOUR VOTE IS STRICTLY CONFIDENTIAL. Under no circumstances (except in the unlikely event of a court order) will U.S. Trust, or any of its agents, disclose to Forseon, Towne Services, or any other party how or if you voted. You should feel free to vote in the manner you think is best.

QUESTIONS

       If you have any questions regarding the information provided to you, you may contact U.S. Trust at (800) 535-3093, its toll-free number, between 8:30 a.m. and 4:00 p.m., Pacific Time, Monday through Friday. However, U.S. Trust cannot recommend whether you should vote in favor of or against the Merger.



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     Your ability to instruct the Trustee on how to vote your ESOP shares is an important part of your rights as an ESOP participant. Please consider the enclosed material carefully and then furnish your voting instructions promptly. Please note that these materials supersede any oral or written information that you may have received earlier regarding the Merger.



                                   U.S. TRUST COMPANY, NATIONAL ASSOCIATION
                                   Special Investment Manager



June 11, 1999







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         [X] Please mark your choice like this and sign and date below.

                  FOR YOUR INFORMATION, THE BOARD OF DIRECTORS
                         RECOMMENDS A VOTE "FOR" ITEM 1

     1. MERGER OF FORSEON CORPORATION AND A SUBSIDIARY OF TOWNE SERVICES, INC., as described in the Proxy Statement/Prospectus enclosed with this instruction card

     [ ] FOR
     [ ] AGAINST
     [ ] ABSTAIN (Abstained shares shall not be voted by Trustee either FOR or AGAINST the proposal)


     As a Participant in the ESOP, I hereby acknowledge receipt of proxy solicitation materials of Forseon Corporation relating to its Special Meeting of Shareholders to be held on June 28, 1999, and I hereby instruct the Trustee to vote my allocated shares as I have indicated above. If I sign, date and return this card but do not specifically instruct the Trustee how to vote, the Trustee will vote may allocated shares with respect to the Merger described in the proxy materials as directed by U.S. Trust Company, National Association, as special investment manager, in its independent discretion.




______________________________          _________________
SIGNATURE                               DATE






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             THE FORSEON CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN
                         VOTING INSTRUCTIONS TO TRUSTEE
       FOR THE SPECIAL MEETING OF SHAREHOLDERS OF FORSEON CORPORATION --
                               on June 28, 1999



              The undersigned Participant in the Forseon Corporation Employee Stock Ownership Plan (the "ESOP") hereby instructs the trustee under the ESOP ("Trustee") to vote his/her allocated shares of common stock of Forseon Corporation in accordance with the instructions on the reverse side of this form, and to represent the undersigned at the Special Meeting of Shareholders of the Corporation to be held at 10 a.m. Pacific Time on June 28, 1999, at Gibson, Dunn & Crutcher, LLP, 4 Park Plaza, Suite 1700, Irvine, California 92614-8557, and at any adjournments or postponements thereof.


                     THIS CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RECEIVED BY U.S. TRUST COMPANY, NATIONAL ASSOCIATION ("U.S. TRUST") BY 5:00 P.M. EASTERN TIME ON JUNE 25, 1999. IF YOUR VOTING INSTRUCTIONS
       ARE NOT TIMELY RECEIVED, THE TRUSTEE WILL VOTE YOUR SHARES WITH RESPECT TO THE MERGER AS DIRECTED BY U.S. TRUST IN ITS INDEPENDENT JUDGMENT. IF THIS CARD IS RECEIVED AFTER 5:00 P.M. EASTERN TIME ON JUNE 25 1999,
       THE TRUSTEE CANNOT ENSURE THAT YOUR VOTING INSTRUCTIONS WILL BE FOLLOWED. YOUR VOTING INSTRUCTIONS TO THE TRUSTEE ARE CONFIDENTIAL AS EXPLAINED IN THE ACCOMPANYING NOTICE TO ESOP PARTICIPANTS. YOUR ALLOCATED SHARES ARE INDICATED ON THE LABEL ABOVE.




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